Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Provides Business Update, Revises 2021 Guidance

RICHMOND, Va., September 23, 2021 – The Brink’s Company (NYSE:BCO) announced today that it has revised its 2021 non-GAAP guidance to reflect the spread of the Covid-19 Delta variant and its expected impact on full-year revenue. Management now expects full-year revenue of $4.1 billion to $4.2 billion with a non-GAAP operating profit margin of approximately 11.2%. The midpoint of the company’s prior revenue guidance was $4.3 billion.

Management cited the persistence of the global pandemic as the primary driver behind lower-than-expected revenue in several key markets in Europe, North America and Latin America. In the U.S., labor shortages and inflationary cost pressures are affecting near-term performance. The company has increased selling prices in the U.S. which, when fully implemented, are expected to offset wage increases and lead to improved results by year-end.

Doug Pertz, president and chief executive officer, said: “Despite a near-term revenue shortfall and the labor shortage in the U.S., we continue to expect 2022 percentage profit growth in the high teens as the pandemic subsides and revenue growth improves, driven by improvement initiatives in our core operations and initial results from our new digital solutions. Our preliminary targets for 2022 continue to include adjusted EBITDA growth to a range between $785 million and $825 million.

“We look forward to disclosing our new strategic plan, including updated financial targets for 2022 and 2023, at our Investor Day event that is currently planned for early December.”

Brink’s normally provides guidance on a full-year basis only. Given the proximity to the end of 2021, management also disclosed its revenue and margin outlook for third-quarter and fourth-quarter results, which are included in the summary below.

2021 Guidance (Unaudited)1
(In millions, except for percentages)

Period	Revenue	Op Profit*	OP Margin*	EBITDA*
1H 2021 (Actual)	$2,027	201	9.9%	303
Q3 2021**	1,030 – 1,070	103	9.8%	150
Q4 2021 **	1,040 – 1,100	162	15.1%	208
FY 2021 **	$4,100 - 4,200	465	11.2%	660

*Non-GAAP
**At the mid-point of the Revenue range for Operating Profit, Operating Profit Margin and Adjusted EBITDA. Amounts may not add due to rounding.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 53 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-97

_______________________________

1GAAP to Non-GAAP Reconciliation:

	2021 GAAP Outlook (b)	Reconciling Items (a)	2021 Non-GAAP Outlook (a)
Revenue
1H 2021 (Actual)	$2,027	-	2,027
Q3 2021*	1,030 - 1,070	-	1,030 - 1,070
Q4 2021*	1,040 - 1,100	-	1,040 - 1,100
FY 2021*	$4,100 - 4,200	-	4,100 - 4,200

Operating profit
1H 2021 (Actual)	$135	66	201
Q3 2021*	75	28	103
Q4 2021*	142	20	162
FY 2021*	$352	113	465

Operating profit margin
1H 2021 (Actual)	6.7%	3.2%	9.9%
Q3 2021*	7.1%	2.7%	9.8%
Q4 2021*	13.2%	1.9%	15.1%
FY 2021*	8.5%	2.7%	11.2%

Adjusted EBITDA
1H 2021 (Actual)			$303
Q3 2021*			150
Q4 2021*			208
FY 2021*			$660

*At the mid-point of the Revenue range for Operating Profit, Operating Profit Margin and Adjusted EBITDA.
Amounts may not add due to rounding.

a.The 2021 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2021 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The 2021 Non-GAAP outlook amounts for operating profit and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2021 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results.

b.The 2021 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: future results, 2021 outlook, expected economic recovery, the impact of labor shortages and price increases in the U.S., results from the company’s digital solutions, and the company’s strategic initiatives and plan, including 2022 and 2023 financial targets.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020, and in related disclosures in our other public filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)

(In millions, except for percentages)
Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, Non-GAAP results are utilized as performance measures in certain management incentive compensation plans.
1H 2021

Revenues:
GAAP	$ 2,026.5
Non-GAAP	$ 2,026.5

Operating profit (loss):
GAAP	$ 135.0
Reorganization and Restructuring(a)	21.7
Acquisitions and dispositions(a)	39.2
Argentina highly inflationary impact(a)	6.5
Internal loss(a)	(1.7)
Non-GAAP	$ 200.7

Operating margin:
GAAP margin	6.7%

Non-GAAP margin	9.9%

Interest expense:
GAAP	$ (55.4
Acquisitions and dispositions(a)	0.8
Non-GAAP	$ (54.6

Interest and other income (expense):
GAAP	$ (0.9
Retirement plans(c)	13.1
Acquisitions and dispositions(a)	(1.0)
Non-GAAP	$ 11.2

Taxes:
GAAP	$ 36.3
Retirement plans(c)	3.7
Reorganization and Restructuring(a)	5.3
Acquisitions and dispositions(a)	2.2
Argentina highly inflationary impact(a)	(0.6)
Internal loss(a)	(0.7)
Income tax rate adjustment(b)	4.2
Non-GAAP	$ 50.4

Amounts may not add due to rounding.
See page 6 for footnote explanations.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions)

1H 2021

Income (loss) from continuing operations attributable to Brink's:
GAAP	$ 36.7
Retirement plans(c)	9.4
Reorganization and Restructuring(a)	15.9
Acquisitions and dispositions(a)	36.4
Argentina highly inflationary impact(a)	7.1
Internal loss(a)	(1.0)
Income tax rate adjustment(b)	(3.9)
Non-GAAP	$ 100.6

Adjusted EBITDA(f):
Net income (loss) attributable to Brink's - GAAP	$ 36.6
Interest expense - GAAP	55.4
Income tax provision - GAAP	36.3
Depreciation and amortization - GAAP	116.5
EBITDA	$ 244.8
Discontinued operations - GAAP	0.1
Retirement plans(c)	13.1
Reorganization and Restructuring(a)	21.0
Acquisitions and dispositions(a)	15.1
Argentina highly inflationary impact(a)	5.5
Internal loss(a)	(1.7)
Income tax rate adjustment(b)	0.3
Share-based compensation(d)	18.7
Marketable securities (gain) loss(e)	(14.2)
Adjusted EBITDA	$ 302.7

Depreciation and Amortization:
GAAP	$ 116.5
Reorganization and Restructuring costs(a)	(0.2)
Acquisitions and dispositions(a)	(22.7)
Argentina highly inflationary impact(a)	(1.0)
Non-GAAP	$ 92.6

Amounts may not add due to rounding.

a.See “Other Items Not Allocated To Segments” on page 7 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
b.Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 32.0% for 2021.
c.Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans are also excluded from non-GAAP results.
d.There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
e.There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the periods presented.
f.Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $21.7 million net costs in the first six months of 2021, primarily severance costs. For the restructuring actions that have not yet been completed, we expect to incur additional costs between $4 million and $6 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2021 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $22.6 million in the first six months of 2021.
•We incurred $6.9 million in integration costs, primarily related to G4S, in the first six months of 2021.
•Transaction costs related to business acquisitions were $4.3 million in the first six months of 2021.
•Restructuring costs related to acquisitions were $4.6 million in the first six months of 2021.
•Compensation expense related to the retention of key PAI employees was $0.6 million in the first six months of 2021.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first six months of 2021, we recognized $6.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $5.0 million. These amounts are excluded from non-GAAP results.

Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement of funds was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. In the first six months of 2021, we recognized a decrease in bad debt expense of $2.7 million, primarily related to collection of these receivables. This estimate will continue to be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. We also recognized $0.9 million of legal charges in the first six months of 2021 as we attempt to collect additional insurance recoveries related to these receivables. At June 30, 2021, we have recorded a $9.5 million allowance on $9.7 million of accounts receivable, or 98%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.

# # #